                                                                       EXHIBIT 1


                                4,000,000 Shares

                            GABLES RESIDENTIAL TRUST

              8.30% Series A Cumulative Redeemable Preferred Shares
                    (Liquidation Preference $25.00 Per Share)

                             UNDERWRITING AGREEMENT


                                                                   July 21, 1997


PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
  As Representatives of the Several
  Underwriters named in Schedule 1 Hereto
c/o PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

            INTRODUCTORY. Gables Residential Trust, a Maryland real estate investment trust (the "COMPANY"), proposes to sell an aggregate of 4,000,000 shares (the "FIRM SHARES") of the Company's 8.30% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $25.00 Per Share), $0.01 par value per share (the "SERIES A PREFERRED SHARES"), to the Underwriters listed in Schedule 1 hereto (collectively, the "UNDERWRITERS") for whom you are acting as representatives (in such capacity, the "REPRESENTATIVES"). The Company has also agreed to grant to the Representatives an option (the "OPTION") to purchase up to an additional 600,000 Series A Preferred Shares (the "OPTION SHARES") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "SHARES."

            The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriters shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "PRICE DETERMINATION AGREEMENT"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this
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Agreement" and to the phrase "herein" shall be deemed to include, the Price
Determination Agreement.

            The Company confirms as follows its agreements with the Underwriters.

            1. AGREEMENT TO SELL AND PURCHASE.

                  (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Shares to be agreed upon by the Underwriters and the Company and set forth in the Price Determination Agreement the number of Shares set forth opposite the name of such Underwriter in Schedule 1. If the Company elects to rely on Rule 430A (as hereinafter defined), Schedule 1 may be attached to the Price Determination Agreement.

                  (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase up to 600,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Representatives and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "OPTION SHARES NOTICE") by the Representatives to the Company. The date for the closing of the sale of the Option Shares (the "OPTION CLOSING DATE"), shall be determined by you but shall be no later than 10 days after delivery of the Option Shares Notice. On the Option Closing Date, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, that Underwriter's proportionate share (based upon the respective underwriting obligations of the several Underwriters hereunder as set forth in Schedule 1 hereto except as may be adjusted by you to eliminate fractions) of the number of Option Shares specified in such notice. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

                  (c) The public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement.

            2. DELIVERY AND PAYMENT. Delivery of the Firm Shares shall be made to the Underwriters against payment of the purchase price by wire transfer of same day funds at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payments shall be made at 10:00 a.m., New


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York City time, on the fourth business day following the date of this Agreement
(or if the NYSE or American Stock Exchange or commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such time on such other date, not later than eight full business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "CLOSING DATE").

            To the extent the Option is exercised, delivery of the Option Shares against payment by the Representatives (in the manner specified above) will take place at the offices specified above at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

            If requested by the Representatives no later than the date of this agreement, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

            The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the Underwriters shall be borne by the Company. The Company will pay and save the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Firm Shares and Option Shares.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to the Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-14329) on Form S-3 relating to the Shares, including a prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment


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filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered or made available to the Underwriters. A prospectus supplement (the "PROSPECTUS SUPPLEMENT") setting forth the terms of the Series A Preferred Shares and of their sale and distribution have been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "REGISTRATION STATEMENT" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The term "PROSPECTUS" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and includes the documents incorporated by reference in the Base Prospectus and in any prospectus supplement. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

                  (b) Each part of the Registration Statement, when such part became or becomes effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, and if later, the Option Closing Date, including the financial statements included or to be included or incorporated by reference or to be incorporated by reference into the Prospectus, conformed or will conform in all material respects with the requirements of the Act, the Exchange Act, the rules and regulations thereunder (the "EXCHANGE ACT RULES AND REGULATIONS") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or


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supplement thereto, on the date of filing thereof with the Commission and at the
Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus is the information set forth in Exhibit B hereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus, or any other materials, if any, permitted by the Act.

                  (c) The documents incorporated or to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

                  (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit C hereto (the "SUBSIDIARIES"). The Company and each of its subsidiaries is, and at the Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and (except Gables Tennessee Properties, Pin Oak Park Apartments and Pin Oak Green, which are general partnerships) in good standing as a foreign trust, limited partnership or corporation, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified does not have a material adverse effect on the business, properties, financial position or results of the Company and its subsidiaries, taken as a whole. Except for the stock or partnership interests of the subsidiaries and as


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disclosed in the Registration Statement, the Company does not own, and at the
Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Amended and Restated Declaration of Trust and the Second Amended and Restated By-laws of the Company and the charter documents of each of its subsidiaries and all amendments thereto have been delivered or made available to the Underwriters and no changes therein, other than an amendment to the Partnership Agreement of Gables Realty Limited Partnership to reflect the issuance of preferred units of limited partnership having economic rights and preferences analogous to the Series A Preferred Shares, will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

                  (e) The outstanding securities of the Company, including the outstanding Common Shares, have been, and the Shares to be issued and sold by the Company upon such issuance and payment pursuant hereto of the purchase price thereof will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Shares and the Series A Preferred Shares in the Registration Statement and the Prospectus is, and at the Closing Date will be, in all material respects, complete and accurate. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares, any preferred shares of the Company, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations other than pursuant to the Company's dividend reinvestment plan.

                  (f) The financial statements and schedules of the Company included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP, independent public accountants (the "ACCOUNTANTS"), who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant


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to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                  (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, other than pursuant to the Company's dividend reinvestment plan or by way of grants of Common Shares or options to purchase Common Shares or the exercise of such options, in any such case under the Company's Second Amended and Restated 1994 Share Option and Incentive Plan, as amended, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                  (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.


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                  (k) The Company and each of its subsidiaries has, and at the
Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "CONTRACT OR OTHER AGREEMENT") to which it is a party or by which its property is bound or affected, the violation of which would have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole. To the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. The Company is not, nor at the Closing Date will be, in violation of any provision of its Amended and Restated Declaration of Trust and Amended and Restated By-laws. No subsidiary of the Company is, nor at the Closing Date will any of them be, in violation of any provision in their respective charter documents.

                  (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or Canadian securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

                  (m) The Company has full corporate power and corporate authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Amended and Restated Declaration of Trust or Second Amended and Restated By-laws of the Company or the charter documents of any of its subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or


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any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

                  (n) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company or its subsidiaries, taken as a whole. The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no tenant under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company complies in all material respects with all applicable codes and zoning laws and regulations; the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company; and the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company.

                  (o) Title insurance in favor of the Company (or the subsidiary which holds title to such property) is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of
(i) the cost of acquisition of such property or (ii) the cost of construction by the Company of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

                  (p) The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does the Company hold a participating interest therein.

                  (q) The Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the properties owned by it, or


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(ii) any unlawful spills, releases, discharges or disposal of Hazardous
Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole. In connection with the construction or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

                  (r) Property and casualty insurance in favor of the Company is maintained with respect to each of the properties owned by it in an amount and on such terms as is reasonable and customary for businesses of this type.

                  (s) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts and all contracts relating to any tax exempt financings to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof.

                  (t) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

                  (u) Neither the Company nor any of its trustees, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (v) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.


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                  (w) The Company has applied to have the Shares duly authorized for listing on the New York Stock Exchange.

                  (x) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                  (y) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                  (z) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

                  (aa) The Company has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "CODE") for all taxable years commencing with its taxable year ended December 31, 1994. The Company has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1994, and such election has not been terminated. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

            4. AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriters as follows:

                  (a) The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. The Company will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriters or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the


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filing thereof and the Representatives shall not have objected thereto in good faith.

                  (b) The Company will notify the Representatives promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                  (c) The Company will furnish to the Representatives, upon request and without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

                  (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (e) The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus containing the Prospectus Supplement or any amendment or supplement thereto as such Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as such Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof.

                  (f) Prior to any public offering of the Shares the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request including, without limitation, jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (g) During the period of five years commencing on the date hereof, the Company will, upon request for such item by a Representative, furnish to such Representative such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to such Representative a copy of each annual or other report it shall be required to file with the Commission.

                  (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to fees, costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement and any Dealer Agreements, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) filings required to be made by or on behalf of the Company or the Underwriters, including without limitation filings to be made by the Underwriters with the NASD, and the fees and disbursements and other charges (other than counsel for the Underwriters) in connection therewith and filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other reasonable charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (9) the transfer agent and registrar for the Shares, and (10) preparation of slides, overheads and other presentation material to be used in any "road show" or other presentation to potential investors and the hotel, travel and other expenses of the Company's employees in connection with any such "road show" or presentation; provided, however, that with respect to any fees, disbursements and other charges of counsel for the Underwriters in connection with the registration and qualification of the Shares under Blue Sky laws and the preparation of Blue Sky memorandum, the Company shall not be responsible for counsel fees, disbursements and other charges in excess of $15,000. The filing fee paid to the NASD shall not be considered to be "fees, disbursements or other charges" for the purposes of this Section 4(i) and shall be paid by the Company.

                  (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by it in connection herewith.

                  (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Series A Preferred Shares to facilitate the sale or resale of any of the Shares.

                  (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

                  (m) The Company will not, with respect to the Shares, invoke the authority granted under Section 5.7 of the Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST") of the Company to revoke the exception contained in Section 5.6.2 of the Declaration of Trust under which shares transferred to an Underwriter in a public offering will not be deemed to be Excess Shares (as defined in the Declaration of Trust), notwithstanding the fact that the shares owned beneficially by the Underwriter may exceed the Ownership Limit (as defined in the Declaration of Trust).

                  (n) The Company will continue to elect to qualify as a "real estate investment trust" under the Code, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

                  (o) The Company will use commercially reasonable efforts to cause its existing loan with the Teachers Insurance and Annuity Association to become an unsecured facility in accordance with the terms of the loan agreement by September 1, 1997.

            5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriters hereunder are subject to the following conditions:

                  (a) The Prospectus shall have been filed as required by
Section 3(a) and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Trustees of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                  (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters and at the public offering price.

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors or trustees, as the case may be, in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding it is reasonably probable that an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

                  (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

                  (e) The Representatives shall have received one or more opinions, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to the Underwriters' counsel from Goodwin, Procter & Hoar LLP, counsel to the Company, (i) to the effect set forth in Exhibit D and (ii) concerning the qualification of the Company as a real estate investment trust under the Code.

                  (f) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from O'Melveny & Myers LLP, Underwriters' counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

                  (g) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

                  (h) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

                        (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                      (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                     (iii) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

                  (i) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (j) Prior to the Closing Date, the Company shall have applied to have the Shares approved for listing on the New York Stock Exchange.

                  (k) The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein as to the performance by the Company of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

            6. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company and filed in any jurisdiction in either case in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

            (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

            7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, agreements and covenants of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the

Company or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

            8. SUBSTITUTION OF UNDERWRITERS.

            (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the amount of Shares not purchased does not aggregate more than 10% of the total amount of Shares that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule 1 hereto except as may otherwise be determined by you) the Shares that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.

            (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Shares in accordance with the terms hereof, and the amount of Shares not purchased aggregates more than 10% of the total amount of Shares that the Underwriters are obligated to purchase hereunder at the Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter with respect to Shares not purchased by reason of such termination (except to the extent provided in Section 4(i) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Shares (except to the extent provided in Section 6 hereof).

            9. TERMINATION. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of the Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists such equity securities or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

            10. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 2859 Paces Ferry Road, Atlanta, Georgia 30339, Attention: Marcus E. Bromley, or (b) if to the Representatives, to the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Real Estate Department. Any such notice shall be effective only upon receipt. Any notice under Section 10 hereof may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

            11. PARTIES. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors, trustees, and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

            In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by the Representatives on behalf of the Underwriters will be binding upon the Underwriters. Any action required or permitted to be taken by the Representatives under this Agreement may be taken jointly by them or by PaineWebber Incorporated.

            12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            13. COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

            14. SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            15. WAIVER OF TRIAL BY JURY. The Company and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.



            Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                    Very truly yours,

                                    GABLES RESIDENTIAL TRUST

                                    By: ____________________________
                                        Marcus E. Bromley
                                        Chief Executive Officer

Confirmed as of the date first
above mentioned on behalf of the
undersigned and as Representatives
of the several Underwriters named
in Schedule 1.

PAINEWEBBER INCORPORATED
SMITH BARNEY INC.

By: PAINEWEBBER INCORPORATED


    By: ____________________________

    Name: ___________________________

    Title: __________________________

                                                                      SCHEDULE 1




                                                                    AMOUNT OF
            UNDERWRITER                                               SHARES
            -----------                                          TO BE PURCHASED
                                                                 ---------------
PaineWebber Incorporated                                            1,500,000

Smith Barney Inc.                                                   1,500,000


Donaldson, Lufkin & Jenrette
Securities Corporation                                                100,000

A.G. Edwards & Sons, Inc.                                             100,000

Goldman, Sachs & Co.                                                  100,000

Lehman Brothers Inc.                                                  100,000

Oppenheimer & Co., Inc.                                               100,000

Prudential Securities Incorporated                                    100,000

The Robinson-Humphrey Company, Inc.                                   100,000


Cowen & Company                                                        50,000

First Albany Corporation                                               50,000

Legg Mason Wood Walker, Inc.                                           50,000

McGinn, Smith & Co., Inc.                                              50,000

US Clearing Corp.                                                      50,000

Wheat First Butcher Singer                                             50,000
                                                                    ---------

      Total                                                         4,000,000
                                                                    =========



                                   Schedule 1

                                                                       EXHIBIT A





                            GABLES RESIDENTIAL TRUST

                              ---------------------


                          Price Determination Agreement


                                                                   July 21, 1997



PAINEWEBBER INCORPORATED
SMITH BARNEY INC.
  As Representatives of the
  Several Underwriters
c/o PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

            Reference is made to the Underwriting Agreement, dated concurrently herewith (the "UNDERWRITING AGREEMENT"), between Gables Residential Trust, a Maryland real estate investment trust (the "COMPANY"), and the several underwriters listed in Schedule 1 thereto (the "UNDERWRITERS") for whom you are acting as representatives (in such capacity, the "REPRESENTATIVES"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 4,000,000 shares (the "FIRM SHARES") of the Company's 8.30% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $25.00 Per Share), $0.01 par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

            Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriters as follows:

                  1. The public offering price per share for the Firm Shares shall be $25.00.

                  2. The purchase price per share for the Firm Shares to be paid by the Underwriters shall be $24.2125 representing an amount equal to the public offering price set forth above, less $0.7875 per share.

            The Company represents and warrants to the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            If the foregoing is in accordance with your understanding of the agreement between the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                                    Very truly yours,

                                    GABLES RESIDENTIAL TRUST


                                    By: _________________________
                                        Marcus E. Bromley
                                        Chief Executive Officer



Confirmed as of the date first
above mentioned on behalf of the
undersigned and as Representatives
of the several Underwriters named
in Schedule 1 to the Underwriting
Agreement.

PAINEWEBBER INCORPORATED
SMITH BARNEY INC.

By: PAINEWEBBER INCORPORATED


    By: ____________________________

    Name: ___________________________

    Title: __________________________

                                                                       EXHIBIT B


              Information in Registration Statement and Prospectus
                          Furnished by the Underwriters


            The following information appearing in the Prospectus has been furnished by the Underwriters expressly for use in the preparation of the
Prospectus:

            1. The following information contained in the Prospectus Supplement under the heading "Underwriting":

                  a.    The allocation of shares between the
                        Underwriters in the first paragraph;

                  b.    The information in the second paragraph; and

                  c. The information in the second sentence of the fifth paragraph.

                                                                       EXHIBIT C


                           Subsidiaries of the Company


Gables GP, Inc.
Gables Realty Limited Partnership
Central Apartment Management, Inc.
East Apartment Management, Inc.
Alpha Insurance Agency, Inc.
Gables Central Construction, Inc.
Gables East Construction, Inc.
Gables - Tennessee Properties
Pin Oak Park Apartments
Pin Oak Green
Candlewood Gen Par, Inc.
Candlewood - Indian Creed Limited Partnership
GRT Villas Gen Par, Inc. (f.k.a. Candle Creek, Inc.)
GRT Villas Limited Partnership

                                                                       EXHIBIT D



                               Form of Opinion of
                             Counsel to the Company

                               APPENDIX TO OPINION